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                                                             EXHIBIT 14(a)(1)(i)

FIRST UNION SECURITIES
NC0121
Structured Products Servicing
8739 Research Drive, URP4
Charlotte, NC  28288-1075


                             OFFICER'S CERTIFICATE


         Reference is hereby made to that Pooling and Servicing Agreement dated as of May 1, 1997 by and among First Union Commercial Mortgage Securities, Inc. as Depositor, First Union National Bank as Master Servicer (the "Master Servicer"), CRIIMI MAE Services Limited Partnership as Special Servicer, and State Street Bank and Trust Company as Trustee, with respect to Commercial Mortgage Pass-Through Certificates, Series 1997-C1 (the "Agreement"). Capitalized terms used herein not otherwise defined shall have meanings assigned in the Agreement.

         Pursuant to Section 3.13 of this Agreement, Timothy S. Ryan and William
J. Vahey, Vice Presidents of the Master Servicer, do hereby certify that:

         1. A review of the activities of the Master Servicer during the period from January 1, 2000 through December 31, 2000 and of performance under the Agreement during such period has been made under our supervision; and

         2. To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement in all material respects throughout the period January 1, 2000 through December 31, 2000; and

         3. The Master Servicer has received no notice regarding qualification, or challenging the status of any portion of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency or body.

              IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 12th day of March, 2001.



/s/ Timothy S. Ryan                           /s/ William J. Vahey
-------------------------------               --------------------------------
Timothy S. Ryan, Vice President               William J. Vahey, Vice President
First Union National Bank                     First Union National Bank

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